
                                              EXHIBIT 2
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                    IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARY(S) WHICH ACQUIRED SECURITIES
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                          Salomon Smith Barney Inc., is a Broker or dealer registered under
                                      Section 15 of the Act. (15 U.S.C. 78o)

                    Each of the undersigned hereby affirms the identification and Item 3
                    Classification of the subsidiary(s) which acquired the securities filed for in this Schedule 13G.



                    Date: February 13, 2002


                                          SALOMON SMITH BARNEY HOLDINGS INC.


                                          By: /s/ Joseph B. Wollard
                                              --------------------------------
                                              Name:  Joseph B. Wollard
                                              Title: Assistant Secretary


                                          CITIGROUP INC.


                                          By: /s/ Joseph B. Wollard
                                              --------------------------------
                                               Name:  Joseph B. Wollard
                                               Title: Assistant Secretary
